Exhibit 99.1

Media Contact: Darla Turner, Darla.Turner@appharvest.com
Investor Contact: AppHarvestIR@appharvest.com

AppHarvest announces 2022 Q4 and full-year results,
achieving net sales guidance of $14.6 million

Company successfully quadrupled to a four-farm network in 2022, setting the stage for expected year-over-year sales increases throughout 2023
Company increased net sales by 60% year-over-year

MOREHEAD, Ky., March 9, 2023 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a sustainable food company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today announced its fourth quarter and full-year 2022 operating and financial results, achieving its previous revised guidance, quadrupling the AppHarvest farm network in 2022 and diversifying its crop portfolio. With significant infrastructure now in place to deliver fresh fruits and vegetables to top grocery chains and restaurants, the company expects to nearly triple its net sales year-over-year in 2023.

“Even with headwinds from the pandemic and supply chain disruption, AppHarvest met its commitment in 2022 to open three new farms and is now shipping commercially from each of the four farms,” said AppHarvest Founder & CEO Jonathan Webb. “We are now at an inflection point in our business transitioning from construction to an intense focus on operations with our new Chief Operating Officer (COO) Tony Martin, leveraging his deep experience in the sector to help accelerate our path to profitability through the consistent delivery of high-quality produce.”

CEA demand
According to USDA reports, the value of U.S. fruit and vegetable imports rose to a record level in 2021 and has been projected to keep increasing. Changing weather patterns—ranging from mega-drought in the Southwest of the U.S. to more frequent flooding to catastrophic wind events—are making it harder than ever for open-field farmers to predict the duration of their growing seasons and to have conditions that result in a quality harvest. AppHarvest benefits from turning first to sunshine for its growing and from being water-independent, leveraging rainwater for its farms that use up to 90% less water and a fraction of the required nutrients compared to open-field agriculture. Major food retailers have demonstrated increasing interest in high-tech indoor farms for their ability to de-risk fruit and vegetable production with a more climate-resilient, more sustainable year-round growing solution that uses far fewer resources. Europe, a pioneer in the industry, is estimated to have nearly 520,000 acres of Controlled Environment Agriculture (CEA) production compared to an estimated 6,000 acres in the United States.

Fourth quarter 2022 results
Fourth quarter net sales were $4.5 million compared to net sales of $3.1 million in the fourth quarter 2021. For net sales reporting purposes, the company plans to move from a metric of pounds sold to overall net sales by produce type. This anticipated change in reporting is driven by the new diversified crop portfolio that is expected to include tomatoes, salad greens, strawberries and cucumbers.

The company recorded a net loss of $93.3 million and non-GAAP Adjusted EBITDA loss of $24.1 million in the fourth quarter as the company was working to rapidly expand its farm network, compared to a prior year net loss of $88.4 million and non-GAAP Adjusted EBITDA loss of $18.3 million. See reconciliation of the non-GAAP measure at the end of this news release. Following a third-party recoverability assessment, the company recorded a non-cash impairment charge of $50.1 million which reduced the carrying value of certain long-lived assets.

Full-year 2022 results
AppHarvest achieved our revised guidance range for full-year 2022 as previously announced in the third quarter of 2022. The company delivered net sales of $14.6 million compared to $9.1 million for the prior year, an increase of 60% year-over-year. This increase in net sales was driven by a combination of higher market prices for tomatoes and the addition of new sales of higher-priced tomato varietals, strawberries and salad greens in the fourth quarter. Supply-chain related construction delays at both AppHarvest Berea and AppHarvest Somerset affected the timing of commercial shipments from these farms and affected net sales which were at the lower end of the previously forecasted range of $14.0 to $17.0 million.

Exhibit 99.1
The company reported a net loss of $176.6 million compared to a net loss of $166.2 million for the prior year. This increase in net loss was driven by production ramp up at the three new farms.

AppHarvest achieved non-GAAP Adjusted EBITDA loss within its revised guidance range for full year 2022 as previously announced in the third quarter of 2022 with non-GAAP Adjusted EBITDA loss of $72.0 million versus a prior outlook of non-GAAP Adjusted EBITDA loss in the range of $67.0 million to $72.0 million. See reconciliation of the non-GAAP measure at the end of this news release.

AppHarvest Farm Network
AppHarvest delivered on its commitment to quadruple its farm network in 2022 by bringing three new high-tech indoor farms online by year-end and diversifying its crop portfolio to include strawberries, cucumbers, salad greens and more tomatoes.
•AppHarvest Berea supplies the “Queen of Greens ®” washed-and-ready-to-eat salad mixes. At 15-acres, Berea is believed to be the world’s largest high-tech indoor farm for autonomously harvested salad greens featuring a “touchless growing system.”
•AppHarvest Somerset is a 30-acre high-tech indoor farm growing strawberries under multiple brands including the “WOW® Berries” brand for Mastronardi Produce.
•AppHarvest Richmond planted its first 30-acres in late 2022 and began its first harvest in the first quarter of 2023. The second 30-acres of tomatoes in Richmond are expected to be planted later in 2023. With AppHarvest Morehead, the company expects to grow nearly 1.5 million tomato plants across the combined 120 acres.
•AppHarvest Morehead, the 60-acre flagship farm, kicked off its third season of harvesting and has seen vast improvements in quality and execution. Morehead farm has further diversified its crop set adding new varietals of premium snacking tomatoes sold under the Sunset brand as “Flavor Bombs®” and “Sugar Bombs®.”

At 165 acres under glass, the company believes this is the largest simultaneous build out of controlled environment agriculture (CEA) infrastructure in U.S. history putting AppHarvest in the top three CEA operators in the U.S. With this milestone, the company is moving to the next phase of the business focused on operations.

Operations
In January of 2023, CEA industry veteran and AppHarvest board member Tony Martin was named chief operating officer. Martin is working to optimize production, revenue and costs across the AppHarvest four-farm network under Project New Leaf, the company’s strategic program focused on profitability. Martin is implementing a five-point strategy that will focus efforts across all operations: 1) further leveraging synergies with its marketing and distribution partner, Mastronardi Produce 2) enabling labor efficiency 3) improving enterprise-wide feedback through clear key performance indicators and cross-organization information sharing 4) initiating comprehensive spending reviews and 5) aligning the company to milestones for a 5-year strategic vision.

Operations in the first quarter of 2023 continue to ramp up as expected. As previously announced, AppHarvest Berea is opening on a phased approach and the company anticipates the third five-acre salad greens growing area to be planted late first quarter of 2023. AppHarvest Somerset, which will grow both strawberries and cucumbers, has already planted about 45,000 long English cucumber plants to calibrate packaging equipment and assess harvesting capabilities in advance of the full seasonal summer refresh for the facility. Harvesting of the cucumbers is anticipated in the second quarter of 2023.

Balance sheet and liquidity
The company ended the year with cash and cash equivalents of $54.3 million. In the fourth quarter 2022, the company sold 475,600 shares for net proceeds of approximately $932,000 via the ATM facility with Cowen, which has a remaining availability of $97.6 million.

In terms of capital expenditure, AppHarvest expects to spend approximately $60 million to $65 million in the full-year 2023, which accounts for completing final project details at the Richmond, Berea and Somerset facilities and on-going maintenance for the four-farm network.

In February 2023, AppHarvest executed an underwritten offering that raised $46 million before deducting underwriting discounts and commissions and estimated offering expenses.

In 2022, the company secured non-dilutive financing to support its expansion, including $50 million in USDA guaranteed loans with Greater Nevada Credit Union for AppHarvest Somerset announced in the third quarter of 2022.

Consistent with its strategy to secure attractive long-term financing for its assets, AppHarvest completed a $127 million sale-leaseback of its Berea, Ky., indoor salad greens facility as a source of non-dilutive capital in December. The agreement with Mastronardi Berea LLC, a joint venture between Mastronardi Produce and COFRA Holding, has an initial annual lease rate of 7.5% over 10 years with four renewal terms of five years each. Some of the proceeds from the sale-leaseback repaid the $30

Exhibit 99.1
million bridge loan from Mastronardi announced in the second quarter of 2022 and the first two years of prepaid rent at the Berea facility.

Throughout full-year 2022 the company focused on cost containment efforts, including realigning teams and reporting structures and creating operational efficiencies through corporate workforce reductions and more tightly controlled spend. AppHarvest estimates that the restructuring will account for approximately $26 million in annualized savings in 2023.

Financial Outlook
AppHarvest remains confident in its ability to be self-sufficient and to generate positive operating cash flow over the longer term with its four-farm network. The company still plans to expand capacity only after securing the required capital.

With the first quarter of 2023 marking the first time that all four facilities in the AppHarvest farm network will be shipping commercially to top national grocery store chains, restaurants and food service outlets under a variety of brands for Mastronardi Produce, the company expects to see significant year-over-year sales increases throughout 2023 and even more so in 2024. AppHarvest anticipates full-year 2023 guidance of net sales to be in the range of $40 million to $50 million, and non-GAAP Adjusted EBITDA loss to be in the range of $67 million to $76 million.

With the benefit of experience from three harvesting seasons now at its flagship farm in Morehead, Ky., the company is applying lessons learned in an effort to accelerate its journey to operational excellence at each of the three farms added to its network in 2022 with the potential to see the enterprise achieve positive Adjusted gross profit in 2024. In 2025, the company expects to achieve positive Adjusted EBITDA status for farm operations. With this trajectory, AppHarvest believes it may be able to achieve positive Adjusted EBITDA status on a consolidated basis in 2026.

Conference call and webcast
AppHarvest will host a webcast and conference call today at 4:30 p.m. ET to discuss its fourth quarter and full-year 2022 financial results and operations.

The conference call will be streamed over the internet and accessible through the “Investor Relations” section of the AppHarvest website at https://investors.appharvest.com. To join the live call, register here for the dial-in number and a personal PIN code. An audio-only replay of the webcast will be available on the company’s website approximately 90 minutes after the end of the conference call for 30 days.

Upcoming events
AppHarvest management plans to participate in the 35th Annual Roth Conference on March 13, the Oppenheimer 8th Annual Emerging Growth Conference on May 11 and the Cowen Sustainability Conference on June 8.

About AppHarvest
AppHarvest is a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with robotics and artificial intelligence to build a reliable, climate-resilient food system. AppHarvest’s farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. AppHarvest currently operates its 60-acre flagship farm in Morehead, Ky., producing tomatoes, a 15-acre indoor farm for salad greens in Berea, Ky., a 30-acre farm for strawberries and cucumbers in Somerset, Ky., and a 60-acre farm in Richmond, Ky., for tomatoes. The four-farm network consists of 165 acres under glass. For more information, visit https://www.appharvest.com.

Non-GAAP Financial Measures
To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the company uses certain non-GAAP measures, such as Adjusted EBITDA and Adjusted gross loss, to understand and evaluate the company’s core operating performance. The company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation expense, Business Combination transaction-related costs, restructuring and impairment costs, remeasurement of warrant liabilities, start-up costs for new CEA facilities, Root AI acquisition related costs and certain other non-core items. The company defines and calculates Adjusted gross profit/(loss) as gross profit/(loss) adjusted to exclude the impact of depreciation and amortization and stock-based compensation expense related to costs of goods sold. The company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. The company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider these non-GAAP measures in isolation or as an

Exhibit 99.1
alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures are that they exclude significant expenses that are required to be presented in the company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA and Adjusted gross loss alongside other financial performance measures, including net loss, gross loss and the company’s other financial results presented in accordance with GAAP.

Adjusted EBITDA and Adjusted gross profit as used in connection with the company's financial outlook, including its 2023 guidance, are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability. The company is unable to reconcile these forward-looking non-GAAP financial measures to net income, their most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for future periods. In addition, AppHarvest may incur additional expenses which may impact Adjusted EBITDA and Adjusted gross profit.

Forward-Looking Statements
Certain statements included in this news release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words or phrases such as “believe,” “intend,” “project,” “anticipate,” “design,” “may,” “should,” “will,” “estimate,” “work to,” “continue,” “expect,” “plan,” “guidance,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this news release, regarding AppHarvest’s expected full year 2023 net sales, net loss, Adjusted EBITDA and capital expenditures, AppHarvest’s ability to secure attractive long-term financing for its assets, the expectation that AppHarvest will ship commercially to top national grocery store chains in the first quarter of 2023, the anticipated benefits and use of proceeds from the sale-leaseback of the Berea farm, the anticipated benefits from having experience from three harvesting seasons, AppHarvest’s intention to build high-tech CEA farms and to expand capacity only after securing requisite capital, AppHarvest’s expectation of the landscape of the fruit and vegetables market, the impact of changing weather patterns on production for open-field farmers, the anticipated benefits and production of the four AppHarvest facilities, the anticipated benefits of Project New Leaf, the estimated annualized savings from restructuring, the ability of AppHarvest to become self-sufficient and generate positive cash flow, Adjusted gross profit and Adjusted EBITDA over the long term with its four-farm network, the completion of the phased openings of certain facilities, the timing and availability of produce, the expected timing of planting and harvesting produce, AppHarvest’s change in sales reporting of net sales, AppHarvest’s future plans to expand capacity, AppHarvest’s expectations regarding production of its crops, AppHarvest’s future financial performance, AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position and cash flow, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in AppHarvest’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on Nov. 7, 2022, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this news release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1
APPHARVEST, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	December 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$54,334	$150,755
Restricted cash	24,198	25,556
Accounts receivable, net	2,786	1,575
Inventories, net	18,078	4,998
Prepaid expenses and other current assets	14,716	5,613
Total current assets	114,112	188,497
Operating lease right-of-use assets, net	2,626	5,010
Property and equipment, net	456,178	343,913
Other assets, net	22,412	16,644
Total non-current assets	481,216	365,567
Total assets	$595,328	$554,064
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$16,571	$8,553
Accrued expenses	21,996	15,794
Current portion of lease liabilities	514	751
Current portion of long-term debt	3,685	28,020
Other current liabilities	202	119
Total current liabilities	42,968	53,237
Long-term debt, net of current portion	180,537	102,637
Lease liabilities, net of current portion	2,628	4,938
Financing obligation	103,787	—
Deferred income tax liabilities	4,925	2,418
Private Warrant liabilities	119	1,385
Other liabilities	73	1,809
Total non-current liabilities	292,069	113,187
Total liabilities	335,037	166,424
Commitments and contingencies (Note 11)
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of December 31, 2022 and December 31, 2020, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 108,511 and 101,136 shares issued and outstanding as of December 31, 2022 and December 31, 2020, respectively	11	10
Additional paid-in capital	615,452	576,895
Accumulated deficit	(363,960)	(187,314)
Accumulated other comprehensive loss	8,788	(1,951)
Total stockholders’ equity	260,291	387,640
Total liabilities and stockholders’ equity	$595,328	$554,064

Exhibit 99.1
APPHARVEST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net sales	$4,546	$3,070	$14,592	$9,050
Cost of goods sold	23,446	11,937	56,995	41,938
Gross loss	(18,900)	(8,867)	(42,403)	(32,888)
Operating expenses:
Selling, general and administrative expenses	22,488	22,888	81,266	107,245
Goodwill and other intangible asset impairment	—	59,901	—	59,901
Fixed asset impairment charge	50,101	—	50,101	—
Total operating expenses	72,589	82,789	131,367	167,146
Loss from operations	(91,489)	(91,656)	(173,770)	(200,034)
Other income (expense):
Development fee income from a related party	—	—	—	—
Interest expense from related parties	—	—	—	(658)
Change in fair value of Private Warrants	344	2,952	111	35,047
Other	(846)	(126)	(480)	448
Loss before income taxes	(91,991)	(87,937)	(174,139)	(165,197)
Income tax benefit (expense)	(1,331)	(450)	(2,507)	(989)
Net loss	(93,322)	(88,387)	(176,646)	(166,186)

Other comprehensive loss:
Net unrealized losses on derivatives contracts, net of tax	68	627	10,739	(1,951)
Comprehensive loss	$(93,254)	$(87,760)	$(165,907)	$(168,137)

Net loss per common share:
Basic and diluted	$(0.86)	$(1.99)	$(1.69)	$(1.74)
Weighted average common shares outstanding:
Basic and diluted	108,087	44,454	104,763	95,571

Exhibit 99.1

APPHARVEST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year ended December 31,
	2022	2021
Operating Activities
Net loss	$(176,646)	$(166,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	(111)	(35,047)
Deferred income tax provision	2,507	989
Depreciation and amortization	16,354	10,794
Fixed asset impairment	51,171	—
Stock-based compensation expense	26,918	40,910
Issuance of common stock for commitment shares	—	1,006
Rent payments in excess of average rent expense, net	(378)	(10)
Goodwill and other intangible asset impairment	—	59,901
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,211)	(1,316)
Inventories, net	(13,079)	(1,611)
Prepaid expenses and other current assets	(176)	(4,872)
Other assets, net	1,277	(10,528)
Accounts payable	1,810	402
Accrued expenses	5,369	2,366
Other current liabilities	146	(874)
Other non-current liabilities	(80)	153
Net cash used in operating activities	(86,129)	(103,924)
Investing Activities
Purchases of property and equipment	(170,913)	(177,742)
Purchases of property and equipment from a related party	—	(122,911)
Proceeds from sale of land	1,059	—
Cost of acquisition, net of cash acquired	—	(9,756)
Investment in unconsolidated entity	—	(5,000)
Advances on construction	(9,828)	—
Net cash used in investing activities	(179,682)	(315,409)
Financing Activities
Proceeds from Business Combination and PIPE Shares, net	—	448,500
Proceeds from debt	136,006	131,278
Repayments of debt	(79,782)	—
Debt issuance costs	(4,340)	(1,038)
Proceeds from financing obligation, net	123,941	—
Payments on financing obligation	(18,865)	—
Payments on financing obligation to a related party	—	(2,089)
Proceeds from stock options exercised	154	39
Proceeds from employee stock purchase plan	287	165
Proceeds from exercise of warrants	—	95
Payments of withholding taxes on restricted stock conversions	(1,572)	(3,216)
Proceeds from issuance of common stock	12,203	—
Net cash provided by financing activities	168,032	573,734
Change in cash, cash equivalents and restricted cash	(97,779)	154,402
Beginning of period	176,311	21,909
Cash, cash equivalents and restricted cash at the end of period	78,532	176,311
Less restricted cash at the end of the period	24,198	25,556
Cash and cash equivalents at the end of period	$54,334	$150,755

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions)	2022	2021	2022	2021
Net loss	$(93.3)	$(88.4)	$(176.6)	$(166.2)
Interest expense from related parties	—	—	—	0.7
Interest income	(0.3)	(0.1)	(0.8)	(0.3)
Income tax expense (benefit)	1.3	0.5	2.5	1.0
Depreciation and amortization expense	6.4	3.0	16.4	10.8
Other	—	(0.9)	—	—
EBITDA	(85.9)	(85.9)	(158.6)	(154.0)
Fixed asset impairment	50.1	—	50.1	—
Goodwill and other intangible asset impairment	—	59.9	—	59.9
Change in fair value of Private Warrants	(0.3)	(3.0)	(0.1)	(35.0)
Stock-based compensation expense	9.4	9.7	26.9	40.9
Issuance of common stock for commitment shares	—	1.0	—	1.0
Transaction success bonus on completion of Business Combination	—	—	—	1.5
Start-up costs for new CEA facilities	0.3	—	2.9	—
Reorganization costs	1.1	—	5.5	0.9
Business Combination transaction costs	—	—	—	13.9
Berea sale leaseback transaction costs	1.2	—	1.2	—
Root AI acquisition costs	—	—	—	1.0
Adjusted EBITDA	$(24.1)	$(18.3)	$(72.0)	$(69.9)
The following table presents a reconciliation of gross loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted gross loss:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
(Dollars in thousands)
Net sales	$4.5	$3.1	$14.6	$9.1
Cost of goods sold	23.4	11.9	57.0	41.9
Gross loss	(18.9)	(8.9)	(42.4)	(32.9)
Depreciation and amortization	5.5	2.1	12.1	8.3
Stock-based compensation expense	0.2	0.2	0.7	1.9
Adjusted gross loss	(13.2)	(6.5)	(29.7)	(22.7)
*Due to rounding, totals in the table above may not foot